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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Auditors and Counsel" and "Financial Statements" and to the incorporation by reference of our report dated October 31, 1997 in this Registration Statement (Form N-1A No. 2-73131) of Cowen Standby
Reserve Fund, Inc.



                                                ERNST & YOUNG LLP


New York, New York
January 26, 1998